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                                                                    EXHIBIT 10


            [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]




                                 April 15, 1999





Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


               ING Funds Trust (File Nos. 333-59745 and 811-08895)

Dear Sir/Madam:

                  As counsel to ING Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to paragraph(a) of Rule 485 of the 1933 Act and it is proposed that it will become effective on July 1, 1999.

                  We hereby consent to the filing of this consent as an exhibit to the Trust's Registration Statement and to the reference to our name in the documents comprising said Registration Statement and the shares being registered will, when sold, be legally used, fully paid, and nonassessable.

                  If you have any questions or comments concerning the enclosed, please telephone Scott R. MacLeod at (212) 373-3515.

                                                     Very truly yours,


                                                     /s/Scott R. MacLeod
JMJ:52189